PREMIER VALLEY BANK

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Pacific Time, on October 26, 2015.

Vote by Internet
•Go to www.investorvote.com/PVLY
•Or scan the QR code with your smartphone
•Follow the steps outlined on the secure website

Vote by telephone
•Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
•Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas ☒

Special Meeting Proxy Card	1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

Proxy-Premier Valley Bank

SPECIAL MEETING OF SHAREHOLDERS

This proxy is solicited on behalf of the Board of Directors of Premier Valley Bank

The undersigned hereby appoints J. Mike McGowan and Michael W. Martinez, or either of them, with power of substitution to each, as attorneys and proxies, and hereby authorizes them to represent the undersigned at the Special Meeting of Shareholders of Premier Valley Bank to be held in the first floor Conference Room located at 265 East River Park Circle, Suite 160, Fresno, California 93720, on October 26, 2015 at 5:30 p.m. Pacific Time, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated on the reverse side, all shares of Common Stock of Premier Valley Bank held of record by the undersigned on August 31, 2015 and which the undersigned would be entitled to vote if present in person at such Special Meeting, hereby revoking all previously granted proxies.

This proxy may be revoked by filing a subsequently dated proxy or by notifying the Secretary of Premier Valley Bank of your decision to revoke this proxy, either in person at the Special Meeting or in writing.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is given with respect to a particular proposal, this proxy will be voted FOR such proposal.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL.

1. To approve and adopt the Merger Agreement dated as of May 28, 2015, among Heartland Financial USA, Inc., PV Acquisition Bank and Premier Valley Bank.

☐ For	☐ Against	☐ Abstain

2. To approve the adjournment of the Premier Valley Bank special meeting, if necessary or appropriate, to solicit additional proxies.

☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as your name(s) appear(s) on this Proxy. If held in joint tenancy, all joint tenants must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Date (mm/dd/yyyy) ☐☐/☐☐/☐☐☐☐	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box